SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2003

CHITTENDEN CORPORATION

(Exact name of Registrant as specified in charter)

Vermont	0-7974	03-0228404
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Burlington Square, Burlington, Vermont	05401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 660-1410

Not Applicable

(Former name or former address, if changed since last report)

ITEM 9. Regulation FD Disclosure

A press release announcing Chittenden’s scheduled presentation at the FBR Investor Conference on Tuesday, December 2, 2003, included herein as Exhibit 99.1 is not filed but is furnished pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHITTENDEN CORPORATION (Registrant)

BY:	/S/ F. Sheldon Prentice

Senior Vice President, General Counsel and Secretary

DATE: November 26, 2003

Chittenden Corporation
2 Burlington Square
P.O. Box 820
Burlington, Vermont 05402-0820	Kirk W. Walters
802-658-4000	(802) 660-1561

For Immediate Release

November 26, 2003	66/03

CHITTENDEN TO PRESENT AT THE FBR INVESTOR CONFERENCE

Burlington, VT — Chittenden Corporation (NYSE:CHZ) announced today that John W. Kelly, Chief Banking Officer, and Kirk W. Walters, Chief Financial Officer, will be speaking at the Friedman, Billings & Ramsey’s Annual Investor Conference on Tuesday, December 2, 2003. The conference will be held at The Sheraton New York Hotel & Towers, New York, NY. Chittenden is scheduled to make its presentation at 11:00 a.m. FBR has established an audio web link to enable all interested parties to have access to the conference. The web link is http://www.fbrcorp.com.

The speakers may answer one or more questions concerning business and financial developments and trends and other business and financial matters affecting the Company, some of the responses to which may contain information that has not previously been disclosed.

Chittenden is a bank holding company headquartered in Burlington, Vermont. Through its subsidiary banks1, the Company offers a broad range of financial products and services to customers throughout Northern New England and Massachusetts, including deposit accounts and services; commercial, and consumer loans; insurance; and investment and trust services to individuals, businesses, and the public sector. Chittenden Corporation news releases, including earnings announcements, are available on the Company’s website or via fax by calling 800-758-5804. The six-digit code is 124292.

1 Chittenden’s subsidiaries are Chittenden Bank, The Bank of Western Massachusetts, Flagship Bank and Trust Company, Maine Bank & Trust Company, Ocean National Bank, and Granite Bank. Chittenden Bank also operates under the name Mortgage Service Center, and it owns Chittenden Insurance Group, and Chittenden Securites, Inc. Granite Bank operates an insurance agency subsidiary under the name GSBI Insurance Group.